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Exhibit 99.1


                          CONSENT OF DIRECTOR NOMINEE

To Idea Integration Corp.:


   Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of Idea Integration Corp. (the "Company") on Form S-1, and any amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the Company's initial public offering.


                                         /s/Michael L. Huyghue
                                         ---------------------
                                         Michael L. Huyghue



Dated: August 7, 2000